
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                      41,376,875
<SECURITIES>                                         0
<RECEIVABLES>                                  193,702<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              43,174,363<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                43,174,363<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             3,435,564<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,045,136
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,390,428
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,390,428
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,390,428
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $143,794 and due from
DWR of $49,908.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,631,286 and net option premiums of $(27,500).
<F3>Liabilities include redemptions payable of $212,145, accrued management fees of $143,060 and common administrative expenses payable of $113,255.
<F4>Total revenue includes realized trading revenue of $3,312,479, net change in unrealized of $(307,009) and interest income of $430,094.

